Portfolio Recovery Associates Reports Fourth Quarter and Full Year 2008 Results

EPS Totals $0.69 in Quarter as Cash Collections Rise 22% to $79.2 Million; Revenue Up 17% to $67.0 Million; Portfolio Acquisitions Total $61.5 Million

NORFOLK, VA -- (Marketwire - February 12, 2009) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $10.6 million, or $0.69 per diluted share, for the quarter ended December 31, 2008.

The Company's fourth-quarter 2008 profit represents a 1% decline from net income of $10.7 million, or $0.70 per diluted share, in the same period a year earlier.

Total revenue in the fourth quarter of 2008 increased 17% to $67.0 million, up from $57.3 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the fourth quarter of 2008, the Company applied 39.3% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 28.2% in the fourth quarter of 2007. The 2008 amortization rate included an $8.9 million allowance charge, equivalent to approximately $5.4 million after tax, or 35 cents per diluted share, against certain pools of finance receivables accounts.

"In the face of a credit crunch and an economy falling into recession, Portfolio Recovery Associates held its ground -- and more -- in 2008. The Company's continued diversification into fee-based businesses, including the acquisitions of MuniServices and Broussard Partners' assets during the year, helped mitigate the effects of a slowing economy on owned-portfolio collections. While allowance charges did impact our bottom-line results, business remained solid and cash flows were strong, allowing us to spend a record $280 million on portfolio purchases for the full year and position the Company for long-term growth," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

The Company's full year 2008 earnings totaled $45.4 million, or $2.97 per diluted share, compared with $48.2 million, or $3.06 per diluted share, for all of 2007. Full year 2008 revenue was $263.3 million, up 19.3% from $220.7 million in 2007.

Financial and Operating Highlights

--  Cash collections rose 22% to $79.2 million in the fourth quarter of
    2008, up from $65.1 million in the year-ago period. Call center and other collections increased 16%, external legal collections decreased
    12%, internal legal collections grew 84% and purchased bankruptcy collections gained 133% when compared with the year-earlier period.

    The table below displays our cash collections by source, by quarter for the past several years.

Cash Collection Source
 ($ in thousands)               Q42008   Q32008   Q22008   Q12008   Q42007
                               ======== ======== ======== ======== ========
Call Center & Other
 Collections                   $ 41,268 $ 43,949 $ 46,892 $ 44,883 $ 35,551
External Legal Collections       18,424   21,590   22,471   21,880   20,861
Internal Legal Collections        2,652    2,106    1,947    1,819    1,443
Purchased Bankruptcy             16,904   15,362   13,732   10,820    7,245

Cash Collection Source
 ($ in thousands)               Q32007   Q22007   Q12007   Q42006
                               ======== ======== ======== ========
Call Center & Other
 Collections                   $ 36,001 $ 36,107 $ 37,841 $ 31,266
External Legal Collections       21,384   20,911   20,844   19,762
Internal Legal Collections        1,449    1,357    1,400    1,171
Purchased Bankruptcy              6,317    6,231    7,223    6,581

--  Full year cash receipts increased 28.6% to $383.5 million and 2008 cash collections on pools of owned accounts increased 24.6% to $326.7 million.

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $131.29 for the full year 2008, down 3% from $135.77 for all of 2007. Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $111.17 for the full year 2008 vs. $123.10 for all of
    2007.

--  Revenue was $67.0 million in the fourth quarter, up 17% from $57.3 million in the same period a year ago. This was driven by cash receipts of $98.1 million, up 30% from $75.7 million a year earlier. Cash receipts is comprised of both cash collections and revenue from the
    Company's fee-based businesses.

--  The Company purchased $1.3 billion of face-value debt during the fourth quarter of 2008 for $61.5 million. This debt was acquired in 77 portfolios from 20 different sellers. For the full year, the Company acquired $4.59 billion of face value debt for $280.3 million.

--  The Company's fee-for-service businesses generated record revenue of
    $18.9 million in the fourth quarter of 2008, up 79% from $10.6 million in the same period a year ago. These businesses accounted for a record
    28.2% of the Company's overall revenue in the fourth quarter of 2008, up from 18.5% in Q4 2007. For the full year, the fee businesses generated revenue of $56.8 million, up 57.6% from $36.0 million in
    2007.

--  The Company's cash balances were $13.9 million as of December 31,
    2008, down from $28.0 million as of September 30, 2008. During the quarter, the Company made net draws of $1.0 million on its line of credit, leaving it with $268.3 million in outstanding borrowings at quarter's end. Remaining borrowing availability under the line was
    $96.7 million at December 31, 2008.

"Portfolio Recovery Associates performed solidly in the fourth quarter of 2008, concluding a year that saw more than its share of economic turbulence. The Company's strong cash flow allowed us to invest more than $60 million in pools of distressed debt, while only making net draws of $1 million on our line of credit. Results were negatively impacted by a sizable $8.9 million allowance charge. However, our fee businesses hit on all cylinders, posting record revenue in the fourth quarter and helping keep EPS nearly even with 2007 despite a significant deterioration in economic conditions," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

Conference Call Information

The Company will hold a conference call with investors tonight, Thursday, February 12, 2009, at 5:30 p.m. EST to discuss its fourth quarter and full year results. Investors can access the call live by dialing 888-679-8038 for domestic callers or 617-213-4850 for international callers using the pass code 94774250.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 14189690. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via IGS.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                       Portfolio Recovery Associates, Inc.
                    Unaudited Consolidated Income Statements
                    (in thousands, except per share amounts)

                    Three Months  Three Months     Year          Year
                       Ended         Ended         Ended         Ended
                    December 31,  December 31,  December 31,  December 31,
                        2008          2007          2008          2007

Revenues:
   Income recognized
    on finance
    receivables,
    net             $     48,073  $     46,741  $    206,486  $    184,705
   Commissions            18,898        10,583        56,789        36,043
                    ------------  ------------  ------------  ------------

     Total revenues       66,971        57,324       263,275       220,748

Operating expenses:
   Compensation
    and employee
    services              23,091        18,584        88,073        69,022
   Outside legal
    and other
    fees and
    services              15,352        12,944        61,752        47,474
   Communications          2,769         2,603        10,304         8,531
   Rent and
    occupancy              1,078           888         3,908         3,105
   Other operating
    expenses               2,114         1,448         6,977         5,915
   Depreciation
    and amortization       2,285         1,405         7,424         5,517
                    ------------  ------------  ------------  ------------

     Total operating
      expenses            46,689        37,872       178,438       139,564
                    ------------  ------------  ------------  ------------

     Income from
      operations          20,282        19,452        84,837        81,184

Other income and
 (expense):
   Interest income            10            55            60           419
   Interest expense       (2,937)       (2,161)      (11,151)       (3,704)
                    ------------  ------------  ------------  ------------

     Income before
      income taxes        17,355        17,346        73,746        77,899

     Provision for
      income taxes         6,746         6,667        28,384        29,658
                    ------------  ------------  ------------  ------------

     Net income     $     10,609  $     10,679  $     45,362  $     48,241
                    ============  ============  ============  ============

Net income per
 common share:
   Basic            $       0.69  $       0.71  $       2.98  $       3.08
   Diluted          $       0.69  $       0.70  $       2.97  $       3.06

Weighted average
 number of shares
 outstanding:
   Basic                  15,283        15,136        15,229        15,646
   Diluted                15,329        15,230        15,292        15,779

                       Portfolio Recovery Associates, Inc.
                  Unaudited Consolidated Summary Balance Sheets
                    (in thousands, except per share amounts)

                                               December 31,   December 31,
ASSETS                                             2008           2007
                                               -------------  -------------

Cash and cash equivalents                      $      13,901  $      16,730
Finance receivables, net                             563,830        410,297
Income taxes receivable                                3,587          3,022
Property and equipment, net                           23,884         16,171
Goodwill                                              27,546         18,620
Intangible assets, net                                13,429          5,046
Other assets                                          11,663          6,421
                                               -------------  -------------

     Total assets                              $     657,840  $     476,307
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Accounts payable and accrued liabilities    $      17,602  $      15,345
   Deferred tax liability                             88,070         57,579
   Line of credit                                    268,300        168,000
   Obligations under capital lease                         5            103
                                               -------------  -------------

    Total liabilities                                373,977        241,027
                                               -------------  -------------

Stockholders' equity:
   Preferred stock, par value $0.01, authorized
    shares, 2,000, issued and outstanding
    shares - 0                                             -              -
   Common stock, par value $0.01, authorized
    shares, 30,000, issued shares, 15,398,
    outstanding shares, 15,286 at December 31,
    2008, and 15,159 issued and outstanding at
    December 31, 2007                                    153            152
   Additional paid-in capital                         74,574         71,443
   Retained earnings                                 209,047        163,685
   Accumulated other comprehensive income                 89              -
                                               -------------  -------------

     Total stockholders' equity                      283,863        235,280
                                               -------------  -------------

       Total liabilities and stockholders'
        equity                                 $     657,840  $     476,307
                                               =============  =============

                       Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Statements of Cash Flows
                                 (in thousands)

                                                  Year           Year
                                                  Ended          Ended
                                               December 31,   December 31,
                                                   2008           2007
                                               ------------   ------------

Cash flows from operating activities:
   Net income                                  $     45,362   $     48,241
   Adjustments to reconcile net income to net
    cash provided by operating activities:
         Amortization of share-based
          compensation                                  141          2,575
         Depreciation and amortization                7,424          5,517
         Deferred tax expense                        30,854         24,126
         Changes in operating assets and
          liabilities:
            Other assets                             (2,218)        (2,339)
            Accounts payable and accrued
             liabilities                                540          3,554
            Income tax receivable                      (385)        (1,319)
                                               ------------   ------------

         Net cash provided by operating
          activities                                 81,718         80,355
                                               ------------   ------------

Cash flows from investing activities:
   Purchases of property and equipment               (6,140)        (8,661)
   Acquisition of finance receivables,
    net of buybacks                                (273,746)      (261,310)
   Collections applied to principal on
    finance receivables                             120,213         77,461
   Acquisitions, including acquisition costs
    and net of cash acquired                        (26,041)          (409)
                                               ------------   ------------

         Net cash used in investing
          activities                               (185,714)      (192,919)
                                               ------------   ------------

Cash flows from financing activities:
   Dividends paid                                         -        (16,070)
   Proceeds from exercise of options                    607          2,074
   Income tax benefit from share-based
    compensation                                        357          1,575
   Proceeds from line of credit                     171,300        171,000
   Principal payments on line of credit             (71,000)        (3,000)
   Repurchase of common stock                             -        (50,557)
   Principal payments on long-term debt                   -           (690)
   Principal payments on capital lease
    obligations                                         (97)          (139)
                                               ------------   ------------

         Net cash provided by financing
          activities                                101,167        104,193
                                               ------------   ------------

         Net decrease in cash and cash
          equivalents                                (2,829)        (8,371)

   Cash and cash equivalents, beginning of year      16,730         25,101
                                               ------------   ------------

   Cash and cash equivalents, end of year      $     13,901   $     16,730
                                               ============   ============

   Supplemental disclosure of cash flow
    information:
      Cash paid for interest                   $     11,322   $      2,779
      Cash paid for income taxes               $          3   $      5,289

   Noncash investing and financing activities:
      Common stock issued for acquisition      $      1,847   $         50
      Basis - swap contract                    $         89   $          -

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com